EXHIBIT 10.2

FIRST AMENDMENT TO EXECUTIVE TRANSITION AGREEMENT

THIS FIRST AMENDMENT is made effective this 1st day of October 2010, by and between International Game Technology (the "Company") and Anthony Ciorciari (the "Executive").

WHEREAS, the Company and Executive entered into an Executive Transition Agreement (the "Transition Agreement") on October 23, 2009; and

WHEREAS, the parties desire to amend and add certain terms to the Transition Agreement.

The Company and the Executive agree to amend certain terms of the Transition Agreement.

1.	Term. The Executive's employment with the Company shall terminate on January 7, 2011.
2.
Termination. Executive's termination pursuant to paragraph 1 constitutes "Involuntary Termination" as defined in the Transition Agreement, and the Executive shall be entitled to the Severance Protections as set forth in section 3(a) of the Transition Agreement, all payable in accordance with the Company's normal payroll practices.

3.	Effect On Other Provisions. In all other respects, the provision, terms, and conditions set forth in the Transition Agreement shall remain in force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this First Amendment as of the date set forth in this paragraph.

International Game Technology	Executive

By: ________________________________

Its: President and CEO	Anthony Ciorciari